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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-8 No. 333-14957 and No. 33-52078) pertaining to the 401(k) Profit Sharing Plan of NCI Building Systems, Inc. and (Form S-8 No. 333-34899, No. 33-52080 and No. 333-12921) pertaining to the Nonqualified Stock Option Plan of NCI Building Systems, Inc. of our report dated July 14, 1998 with respect to the consolidated financial statements of Amatek Holdings, Inc. included in this Current Report (Form 8-K).




ERNST & YOUNG LLP
Houston, Texas
July 16, 1998